EXHIBIT 10(a)
                                          AMENDMENT TO
                                    SCHERING-PLOUGH CORPORATION
                          SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN

The Schering-Plough Corporation Supplemental Executive Retirement Plan (the "SERP"), as amended and restated to February 24, 1998, is hereby amended effective as of November 1, 1998 as follows:

1. SECTION 1, Definitions, is hereby amended to add the following new definition:

       "Change of Control Termination Date" means the date, following a Change of Control, as of which a Participant or Former Participant ceases to be an employee of the Corporation or any of its Affiliates.

2.  SECTION 3, Eligibility for Benefits, is hereby amended by deleting
Section 3.1 in its entirety and replacing it with the following language:

        "Each Participant or Former Participant is eligible to commence receiving benefits under this Plan on one of the following dates, as such dates are defined or provided for herein or in the relevant Basic Plan, as applicable.

           (a)    Normal Retirement Date.

           (b)    Early Retirement Date.

           (c)    Deferred or Postponed Retirement Date.

           (d)    Change of Control Termination Date.

3. SECTION 4.3 is hereby amended by deleting it in its entirety and replacing it with the following language:

           "The Benefit of a Participant or Former Participant retiring on an Early Retirement Date or terminating employment following a Change of Control shall be an annual benefit payable monthly commencing on the first day of the calendar month coincident with or next following his Early Retirement Date or Change of Control Termination Date, as the case may be, equal to 2% of his Average Final Earnings multiplied by his years of Service in E-grade pay status, or after ten years of Service in any pay status all Service except Service subsequent to removal from E-grade pay status, up to twenty years plus 1% of his Average Final Earnings for each such year of Service in excess of twenty years, inclusive of his Other Retirement Income and his Basic Plan Benefit, and reduced by the following factors depending upon his age on such Early Retirement Date or Change of Control Termination Date, as the case may be:


     Age at Early                          Age at Early
  Retirement Date                         Retirement Date
or Change of Control                     or Change of Control
  Termination Date     Reduction Factor  Termination Date       Reduction
                                                                 Factor

      64                   0                49                      56%
      63                   0                48                      59%
      62                   0                47                      62%
      61                   4%               46                      65%
      60                   8%               45                    67.5%
      59                  12%               44                      70%
      58                  16%               43                      72%
      57                  20%               42                      74%
      56                  24%               41                      76%
      55                  28%               40                      78%
      54                33.5%               39                    79.5%
      53                  39%               38                      81%
      52                  44%               37                      82%
      51                  48%               36                      83%
      50                  52%               35                      84%

provided however, that the Benefit payable to a Participant or Former Participant who retires while an active employee on an Early Retirement Date on or after he has attained age 60 and has at least 10 years of Service in E-grade pay status shall not be less than an annual benefit payable monthly commencing on the first day of the calendar month coincident with or next following his Retirement equal to 35% of his Average Final Earnings, inclusive of his Other Retirement Income and his Basic Plan Benefit."

The Benefit of a Participant or Former Participant, whose employment is terminated other than by Retirement, disability, death, or following a Change of Control, shall be an annual benefit payable monthly commencing on the first day of the calendar month coincident with or next following his Normal Retirement Date, as determined under the preceding sentence but without taking into account the reduction factors, and if such Benefit is payable in a lump sum or annual installments pursuant to an election made in accordance with Section 4.6, payment thereof shall be made or commence on such Normal Retirement Date or on the first day of any month thereafter not later than the second anniversary of such Normal Retirement Date.

4. SECTION 4.6 is hereby amended by deleting it in its entirety and replacing it with the following language to permit a lump sum payout upon termination of employment following a Change of Control:

            "The benefits under this Plan shall be payable to a Participant or Former Participant in the normal form such Participant's or Former Participant's retirement benefits would be payable under the Basic Plan determined solely on the basis of his marital status on his retirement benefit commencement date and without regard for any optional form of benefits elected under the Basic Plan. Notwithstanding the preceding sentence, a Participant or Former Participant may elect that payment of any benefits under this Plan shall be made in accordance with any optional form of benefit available under the Basic Plan or as hereinafter provided in this Section 4.6. A Participant or Former Participant may elect (the "Participant's Lump Sum Election") to receive payment of the actuarial equivalent of the aggregate of his benefits under this Plan and any Survivor's Benefit payable to his Surviving Spouse under this Plan in a lump sum (x) in cash on his Early Retirement Date, Normal Retirement Date, Deferred or Postponed Retirement Date, or Change of Control Termination
Date, or the first day of any month thereafter not later than the first day of the month coincident with or next following the second anniversary of such Early Retirement Date, Normal Retirement Date, Deferred or
Postponed Retirement Date, or Change of Control Termination Date, as the case may be, or on the fifth, tenth, fifteenth or twentieth anniversary of his Early Retirement Date, Normal Retirement Date, Deferred or
Postponed Retirement Date, or Change of Control Termination Date, as the case may be, or (y) in two, three, four, five, ten, fifteen, or twenty equal annual cash installments commencing on his Early Retirement Date, Normal Retirement Date, Deferred or Postponed Retirement Date, or Change of Control Termination Date or the first day of any month thereafter not later than the first day of the month coincident with or next following the second anniversary of such Early Retirement Date, Normal Retirement
Date, Deferred or Postponed Retirement Date, or Change of Control
Termination Date, as the case may be. If a Participant or a Former Participant terminates his employment by Retirement or following a Change of Control and dies with a Participant's
Lump Sum Election in effect but prior to the payment of the full amount of such lump sum or annual installments, payment of the unpaid amount thereof shall be made to his Surviving Spouse, designated Beneficiary or estate in accordance with such Election. Payment made in accordance with either of the two preceding sentences to the Participant or Former Participant, his Surviving Spouse, designated Beneficiary or estate shall constitute full and complete satisfaction of the Company's obligation in respect of the benefits of such Participant or Former Participant and any Survivor's benefit of his Surviving Spouse. If a Participant or Former Participant dies before Retirement, the Company shall have no obligation in respect of his benefits under this Plan and shall be obligated to pay any Survivor's Benefit, if, but only if, his spouse shall survive him. If the Participant or Former Participant does not make the Participant's Lump Sum Election, he may nevertheless elect (the "Survivor's Lump Sum Election") that if he should die prior to termination of employment, his Surviving Spouse shall receive the actuarial equivalent of her Survivor's Benefit, if any, in a lump sum
(x) in cash on the Optional Survivor's Benefit Payment Date or the first day of any month thereafter not later than the first day of the month coincident with or next following the second anniversary of the Optional Survivor's Benefit Payment Date or on the fifth, tenth, fifteenth, or twentieth anniversary of the Optional Survivor's Benefit Payment Date, or (y) in two, three, four, five, ten, fifteen, or twenty equal annual cash installments commencing on the Optional
Survivor's Benefit Payment Date or the first day of any month thereafter not later than the first day of the month coincident with or next following the second anniversary of the Optional Survivor's
Benefit Payment Date. A Participant or a Former Participant may make any election pursuant to this Section 4.6. or may modify or rescind such an election previously made: (a), in the case of an election of a form of benefit other than a lump sum or annual installments pursuant to a Participant's Lump Sum Election or a Survivor's Lump Sum Election, at any time prior to the Participant's or Former Participant's Retirement or Change of Control Termination
Date, except that in the case of a Participant or Former Participant whose employment is terminated other than by Retirement or following a Change of Control, such election, modification or rescission must be made at least 90 days prior to his Normal Retirement Date; (b), in the case of a Participant's Lump Sum Election by a Participant or a Former Participant whose Retirement occurs on or after October
1, 1994, and on or before July 1, 1995, at least 30 days prior to the date of his Retirement; (c), in the case of a Participant's
Lump Sum Election by a Participant or a Former Participant who is not covered by clause (b) of this sentence, not later than the end of the calendar year preceding the calendar year in which the termination of his employment occurs and at least six months prior to such termination of employment; and (d), in the case of a Survivor's
Lump Sum Election by a Participant of Former Participant, at least six months prior to his death; provided, however, that in the event of a Change of Control, a Participant or Former Participant may make a Participant's Lump Sum Election or a Survivor's Lump Sum Election, or modify or rescind such an Election previously made, within a period of 60 days following such Change of Control but in no event later than 30 days prior to the date of the termination of his employment. Any election pursuant to this Section 4.6, or any modification or rescission of a previous election, shall be made in writing and filed with the Committee before the applicable limitation of time specified in this
Section 4.6, and any election purported to be filed after the applicable limitation of time shall be void. Unless otherwise specified in the written form of election, the actuarial equivalent of the benefits payable to a Participant or a Former Participant who has made a Participant's Lump Sum Election, and the actuarial equivalent of any Survivor's Benefit payable to his Surviving Spouse pursuant to a Survivor's Lump Sum Election, shall be paid in five equal annual installments commencing on his Early Retirement Date, Normal Retirement
Date, Deferred or Postponed Retirement Date, or Change of Control
Termination Date, or the first day of the month coincident with or next following his death, as the case may be, with interest payable at the three-month U.S. Treasury bill rate as reported in The Wall
Street Journal on the first business day of each calendar quarter.
If benefits under this Plan are payable to a Participant or Former Participant in a different form than his retirement benefits under the Basic Plan, or if benefits under this Plan are payable to a Participant or Former Participant prior to his retirement benefits under the Basic Plan, the amount of the offset provided in this Plan for such Participant's or Former Participant's Basic Plan Benefit shall be actuarially converted into the form of benefit payable under this Plan but solely for purposes of calculating the amount of such offset. The amount of any lump sum payment shall be equal to the actuarial present value of the benefits payable under this Plan to a Participant, Former Participant or Surviving Spouse calculated as of the Early Retirement Date, Normal Retirement Date, Deferred or Postponed Retirement Date, Change of Control Termination Date or date of death of the Participant or Former Participant, as the case may be, by utilizing (a) the interest rate determined as of such Retirement Date, Change of Control Termination
Date or date of death under the regulations of the Pension Benefit
Guaranty Corporation for determining the present value of a lump sum distribution on plan termination that were in effect on September 1, 1993, and (b) the other applicable actuarial assumptions in use as of such Retirement Date, Change of Control Termination Date or date of death under the Basic Plan. The amount of any annual installment shall be calculated by converting the benefits payable under this Plan to a Participant, Former Participant or Surviving Spouse, as the case may be, into a lump sum amount in accordance with the preceding sentence and by dividing such amount by the number of installments elected or deemed to have been elected by the Participant or Former Participant. The amount of any lump sum or annual installment of the benefit of any Participant or Former Participant that is not paid within fifteen days after the date of his Retirement or Change of Control Termination Date, and the amount of any lump sum or annual installment of any Survivor's Benefit of his Surviving Spouse that is not paid within fifteen days after the Optional Survivor's Benefit Payment Date, shall bear interest from such fifteenth day after the date of Retirement, Change of Control Termination Date or the Optional Survivor's Benefit Payment Date, as the case may be, to but excluding the date of payment of such amount, at the Deferral Rate, compounded semi-annually. Interest on any such amount shall be paid on the date such amount is paid or, at the election of the Participant or Former Participant, as the case may be, such interest shall be paid currently on a semiannual basis (with such election to be made on or before the last date on which a Participant's Lump Sum Election or Survivor's Lump Sum Election, as applicable, may be made). If the benefits under this Plan are to continue after a Participant's or Former Participant's death for the benefit of his spouse or a designated beneficiary, then such Participant or Former Participant shall have the right at any time to change the recipient of the survivorship benefit payable under this Plan; provided, however, that any such change, if made after the applicable deadline set forth in the Basic Plan, shall not affect the amount of the benefit payable under this Plan as originally calculated or the term for which such benefit is payable, also as originally calculated. The Committee may, in its sole discretion, defer the payment of any lump sum or initial annual installment to a Participant or a Former Participant who is a "covered employee" as defined in Section 162(m) of the Internal Revenue Code of 1986, as amended, if such payment would be subject to such Section's limitation on deductibility; provided, however, that such payment shall not be deferred to a date later than the earliest date in the year in which such payment would not be subject to such limitation; and further provided that the Company shall, at the time of payment of any amount so deferred, pay interest thereon from the due date thereof at the Deferral Rate, compounded semi-annually."


5. Except as specified above, the SERP is hereby ratified and confirmed without amendment.